SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Reported: February 9, 2009
Date of Submission: February 12, 2009

THE MINT LEASING, INC.
 (Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

333-125907	87-0579824
(Commission File Number)	(IRS Employer Identification Number)

Jerry Parish
President
The Mint Leasing, Inc.
323 N. Loop West
Houston, Texas 77008

(Address of principal executive offices)

(713) 665-2000
 (Registrant’s telephone number, including area code)

ITEM 1.01- Entry into a Material Definitive Agreement.

On February 9, 2009, The Mint Leasing, Inc. into a consulting agreement with ATG Capital Solutions, Inc. to provide investor relations and public relations services to broaden the Company’s presence in the public markets.

ITEM 3.02- Unregistered Sales of Equity Securities.

In connection with the ATG Capital Solutions, Inc., consulting agreement with Mint described in Item 1.01 above, the company issued 150,000 unregistered shares of common stock of the Company, as satisfaction for services rendered pursuant to the contract. The valuation of the consideration received by the Company amounted to $0.48 per share.  The issuance of the shares to the consultant was exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the “Act”) pursuant to Section 4(2) of the Act and Rule 506 of Regulation D thereunder because the offering and sale of the shares did not involve a public offering.

ITEM 9.01 – Financial Statements and Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MINT LEASING, INC.

Date: February 11, 2009	By:	/s/ Jerry Parish
	Name:	Jerry Parish
	Title:	President

For Immediate Release

The Mint Leasing, Inc. Enters into Agreement with
 ATG Capital Solutions, Inc. to Increase Presence
 in the Public Market

HOUSTON, Texas – February, 12, 2009 – The Mint Leasing, Inc., (OTC BB: MLES), a provider of innovative vehicle leasing solutions, today announced that the Company has entered into a consulting agreement with ATG Capital Solutions, Inc. for the provision of investor relations and public relations services to broaden the Company’s presence in the public markets.

“ATG’s wide range of services will provide Mint the ability to broaden our reach in the investment community,” stated Jerry Parish, Chief Executive Officer of The Mint Leasing, Inc.  “ATG will present our company and investment opportunities to its vast network of media contacts and relationships within the investment communities.  ATG understands our long-term goals and is committed to helping us achieve our future vision for the Company.”

ATG Capital Solutions, Inc. provides services to disseminate news events, achievements and relevant information to national news organizations and the investment community, including market makers, financial media outlets, and the OTC analyst community.  ATG also provides strategic planning, marketing promotions, and partnering licensing agreements to its clients.

About ATG Capital, Inc.

ATG Capital Solutions provides investor relations and other support services to publicly traded companies with an emphasis on micro- and small-cap companies.

ATG Capital, a proven corporate investor relations and public relations firm, has clients nationwide and abroad. ATG Capital is known for its ability to help companies build a solid following among all sectors of investors, utilizing many forms of media to communicate and inform the investing community of the opportunities available.

About The Mint Leasing, Inc.

As a provider of innovative leasing solutions, The Mint Leasing, Inc. allows premier franchise automobile dealers to offer their customers attractive and flexible financing alternatives for the purchase of new or late-model cars and trucks.  Most of the Company's customers are located in Texas and sixteen other states.  The Mint Leasing's customers are primarily comprised of brand-name automobile dealers that seek to provide leasing options to their customers, many of whom would otherwise not have the opportunity to acquire new or late-model-year vehicles.  The Mint Leasing, Inc. is responsible for underwriting criteria and procedures, administration of the leases, and collection of payments from lessees.

The Company is headquartered in Houston, Texas, and its common stock trades on the OTC Bulletin Board under the symbol "MLES".

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements to the future financial performance of the Company. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include but are not limited to, successful performance of internal plans, product development and acceptance, the impact of competitive services and pricing, or general economic risks and uncertainties, and other risks disclosed in the Company's periodic filings with the U.S. Securities and Exchange Commission.

Contact:  R. Jerry Falkner, CFA, RJ Falkner & Company, Inc., Investor
Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com

Or

The Mint Leasing, Inc. Investor Relations at investorinfo@mintleasing.com